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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Company Doctor on Form S-3, of our report dated July 26, 1996 (except for
Note 2 as to which the date is August 23, 1996) appearing in the annual report on Form 10-KSB of The Company Doctor and Subsidiaries for the year ended June 30, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                      /s/ Ehrhardt Keefe Steiner & Hottman PC



April 8, 1997
Denver, Colorado